Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS

July 30, 2024	OTCQB: FTCO

FORTITUDE GOLD REPORTS SECOND QUARTER 2024 RESULTS

COLORADO SPRINGS – July 30, 2024 - Fortitude Gold Corporation (OTCQB: FTCO) (the “Company”) today reported its second quarter 2024 results including $9.6 million net sales, $4.3 million in exploration expense, $2.9 million cash dividends to shareholders, $4.8 million mine gross profit, and a cash balance on June 30, 2024 of $32.9 million. The Company confirmed its previously announced preliminary 2024 second quarter production of 4,150 gold ounces as it awaits permit approval to mine deeper in the Pearl zone of the Isabella Pearl pit. Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A. offering investors exposure to both gold production and substantial dividend yield.

Second Quarter 2024 Financial Results and Highlights

●	$9.6 million net sales
●	$(0.01) per share, $0.1 million net loss
●	$32.9 million cash balance on June 30, 2024
●	4,150 gold ounces produced
●	$48.4 million working capital at June 30, 2024
●	$4.8 million mine gross profit
●	$4.3 million exploration expenditures
●	$782 total cash cost after by-product credits per gold ounce sold*
●	$1,013 per ounce total all-in sustaining cost*
●	$2.9 million dividends paid

* The calculation of our cash cost and all-in sustaining cost per ounce contained in this press release is a non-GAAP financial measure. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s recently filed Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

Fortitude Gold sold 4,123 gold ounces at a total cash cost of $782 per ounce (after by-product credits) and an all-in-sustaining-cost per ounce of $1,013.  Realized gold metal prices during the quarter averaged $2,341 per ounce(1). While the Company produced 4,150 ounces of gold during the quarter, the 2024 annual production outlook was previously deferred as the Company awaits permits from regulatory agencies to mine deeper in the Isabella Pearl deposit as well as expand mine operations with permit approval to build its second mine, its County Line project.

“The second quarter of 2024 was successful on numerous fronts despite the ongoing permitting delays,” stated Fortitude Gold CEO and President, Mr. Jason Reid. “Our Isabella Pearl mine generated over $9 million dollars of revenue, we deployed $4.3 million dollars in exploration intercepting high-grade gold on numerous properties, and we distributed $2.9 million dollars in cash dividends to shareholders.  The Company remains in a very strong financial position as we await our permits to mine both deeper in the higher-grade Pearl zone in the Isabella Pearl Pit and to begin mine construction of our County Line project, our next targeted mine build.”

The following Sales Statistics table summarizes certain information about our operations for the three and six months ended June 30, 2024 and 2023:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Metal sold
Gold (ozs.)	4,123	9,702	8,093	21,131
Silver (ozs.)	15,806	13,464	36,672	30,944
Average metal prices realized (1)
Gold ($per oz.)	2,341	1,990	2,209	1,935
Silver ($per oz.)	29.11	24.46	25.80	23.42
Precious metal gold equivalent ounces sold
Gold Ounces	4,123	9,702	8,093	21,131
Gold Equivalent Ounces from Silver	197	165	428	375
	4,320	9,867	8,521	21,506

Total cash cost before by-product credits per gold ounce sold	$894	$561	$840	$546
Total cash cost after by-product credits per gold ounce sold	$782	$527	$723	$512
Total all-in sustaining cost per gold ounce sold	$1,013	$680	$898	$625
(1)	Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

The following Production Statistics table summarize certain information about our operations for the three and six months ended June 30, 2024 and 2023:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Ore mined
Ore (tonnes)	120,270	112,834	186,766	219,309
Gold grade (g/t)	0.53	3.36	0.59	3.71
Low-grade stockpile
Ore (tonnes)	—	—	—	61,854
Gold grade (g/t)	—	—	—	0.47
Waste (tonnes)	348,488	312,614	799,997	530,741
Metal production (before payable metal deductions)(1)
Gold (ozs.)	4,150	9,684	8,133	21,171
Silver (ozs.)	16,178	13,611	37,293	31,260
(1)	The difference between what we report as “metal production” and “metal sold” is attributable to the difference between the quantities of metals contained in the doré we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in doré produced and sold.

See Accompanying Tables

The following information summarizes the results of operations for Fortitude Gold Corporation for the three and six months ended June 30, 2024 and 2023, its financial condition at June 30, 2024 and December 31, 2023, and its cash flows for the six months ended June 30, 2024 and 2023. The summary data as of June 30, 2024 and for the three and six months ended June 30, 2024 and 2023 is unaudited; the summary data as of December 31, 2023 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2023, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of its cash cost before by-product credits per gold ounce sold, total cash cost after by-product credits per gold ounce sold and total all-in sustaining cost per gold ounce sold contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

FORTITUDE GOLD CORPORATION
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share and per share amounts)

	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,873	$48,678
Gold and silver rounds/bullion	1,756	1,532
Accounts receivable	527	42
Inventories	15,238	23,848
Prepaid taxes	672	355
Prepaid expenses and other current assets	1,078	811
Total current assets	52,144	75,266
Property, plant and mine development, net	23,883	25,365
Operating lease assets, net	—	631
Deferred tax assets	2,768	2,860
Leach pad inventories	46,334	30,533
Other non-current assets	386	344
Total assets	$125,515	$134,999
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,010	$3,881
Operating lease liabilities, current	—	631
Mining taxes payable	207	2,309
Other current liabilities	516	1,133
Total current liabilities	3,733	7,954
Asset retirement obligations	6,796	6,500
Total liabilities	10,529	14,454
Shareholders' equity:
Preferred stock - $0.01 par value, 20,000,000 shares authorized and nil outstanding at June 30, 2024 and December 31, 2023	—	—
Common stock - $0.01 par value, 200,000,000 shares authorized and 24,173,209 shares outstanding at June 30, 2024 and 24,084,542 shares outstanding at December 31, 2023	242	241
Additional paid-in capital	104,396	104,020
Retained earnings	10,348	16,284
Total shareholders' equity	114,986	120,545
Total liabilities and shareholders' equity	$125,515	$134,999

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and six months ended June 30, 2024 and 2023
(U.S. dollars in thousands, except share and per share amounts)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
Sales, net	$9,554	$19,219	$17,735	$40,759
Mine cost of sales:
Production costs	3,130	5,020	5,707	10,673
Depreciation and amortization	1,547	2,905	2,938	6,384
Reclamation and remediation	59	68	107	140
Total mine cost of sales	4,736	7,993	8,752	17,197
Mine gross profit	4,818	11,226	8,983	23,562
Costs and expenses:
General and administrative expenses	1,190	1,087	2,411	2,146
Exploration expenses	4,252	6,061	7,890	9,749
Other (income), net	(539)	(434)	(1,160)	(761)
Total costs and expenses	4,903	6,714	9,141	11,134
(Loss) income before income and mining taxes	(85)	4,512	(158)	12,428
Mining and income tax expense (benefit)	53	908	(18)	2,456
Net (loss) income	$(138)	$3,604	$(140)	$9,972
Net (loss) income per common share:
Basic	$(0.01)	$0.15	$(0.01)	$0.41
Diluted	$(0.01)	$0.15	$(0.01)	$0.41
Weighted average shares outstanding:
Basic	24,165,209	24,084,542	24,150,288	24,074,312
Diluted	24,165,209	24,225,953	24,150,288	24,219,270

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2024 and 2023
(U.S. dollars in thousands, except share and per share amounts)
(Unaudited)

	Six months ended
	June 30,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(140)	$9,972
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	3,016	6,430
Stock-based compensation	300	103
Deferred taxes	92	(1,018)
Reclamation and remediation accretion	107	140
Unrealized (gain) loss on gold and silver rounds/bullion	(224)	14
Other operating adjustments	—	(72)
Changes in operating assets and liabilities:
Accounts receivable	(485)	—
Inventories	(5,896)	(2,167)
Prepaid expenses and other current assets	(267)	(531)
Other non-current assets	(42)	—
Accounts payable and other accrued liabilities	(1,921)	519
Income and mining taxes payable	(2,419)	(601)
Net cash (used in) provided by operating activities	(7,879)	12,789

Cash flows from investing activities:
Capital expenditures	(2,204)	(3,974)
Purchase of gold and silver rounds/bullion	—	(239)
Net cash used in investing activities	(2,204)	(4,213)

Cash flows from financing activities:
Dividends paid	(5,796)	(6,741)
Proceeds from exercise of stock options	77	60
Repayment of loans payable	(3)	(30)
Repayment of capital leases	—	(6)
Net cash used in financing activities	(5,722)	(6,717)

Net (decrease) increase in cash and cash equivalents	(15,805)	1,859
Cash and cash equivalents at beginning of period	48,678	45,054
Cash and cash equivalents at end of period	$32,873	$46,913

Supplemental Cash Flow Information
Income and mining taxes paid	$2,309	$4,074
Non-cash investing and financing activities:
Change in capital expenditures in accounts payable	$436	$231

About Fortitude Gold Corporation

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, high margins, and strong returns on capital. The Company’s strategy is to grow organically, remain debt-free and distribute substantial dividends. The Company’s Nevada Mining Unit consists of seven high-grade gold properties located in the Walker Lane Mineral Belt and an eighth high-grade gold property in west central Nevada. The Isabella Pearl gold mine, located on the Isabella Pearl mineralized trend, is currently in production. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements:  This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corp.  The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements.  Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material are forward-looking statements.  All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements.  Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate.  The Company's actual results could differ materially from those discussed in this press release.

Contact:
Greg Patterson
719-717-9825
greg.patterson@fortitudegold.com
www.Fortitudegold.com